UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2015

SANTANDER CONSUMER USA HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other Jurisdiction of Incorporation)	001-36270 (Commission File Number)	32-0414408 (IRS Employer Identification No.)

1601 Elm St. Suite #800 Dallas, Texas (Address of Principal Executive Offices)	75201 (Zip Code)

Registrant’s telephone number, including area code: (214) 634-1110

n/a

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The description of the Second Amendment (as defined below) set forth in Item 5.02 of this Current Report on Form 8-K is incorporated by reference herein. Such description of the terms of the Second Amendment is qualified in its entirety by reference to the Second Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 2, 2015, Santander Consumer USA Holdings, Inc. (the “Company”) announced that its Board of Directors (the “Board”) has appointed Jason A. Kulas, age 44, as Chief Executive Officer of the Company and member of the Board, effective as of the close of business on July 2, 2015. The Company also announced that Jason W. Grubb, age 49, will succeed Mr. Kulas as President, and that Stephen A. Ferriss, a director currently serving on the Board, has been appointed Chairman of the Board. Mr. Kulas will serve as a director until the 2015 annual meeting of stockholders of the Company, and has been nominated by the Board to stand for election at such meeting for a term lasting until the 2016 annual meeting of stockholders of the Company. Jennifer Popp, age 35, the Company’s Deputy Chief Financial Officer, will serve as the Company’s interim Chief Financial Officer until a permanent successor is appointed.

Mr. Kulas has served as the Company’s President since November 2013 and the Company’s Chief Financial Officer since January 2007, joining the Company after serving as Managing Director in investment banking for JPMorgan Securities, Inc., where he was employed from 1995 to 2007. Mr. Kulas also worked as an analyst for Dun & Bradstreet and as an adjunct professor at Texas Christian University. Mr. Kulas served on the Company’s board of directors from 2007 to 2012 and currently serves as a member of the board of the nonprofit Santander Consumer USA Inc. Foundation. Mr. Kulas holds a bachelor’s degree in chemistry from Southern Methodist University and a master’s degree in business administration from Texas Christian University.

Mr. Grubb joined the Company in November 2004 as its Senior Vice President of Servicing and has served as its Chief Operating Officer from January 2007 to October 2014 and as its Chief Operating Officer, Originations since October 2014. Prior to joining the Company, Mr. Grubb held positions at WFS Financial, Nissan Motor Acceptance Corp, and Commercial Financial Services at which he was responsible for servicing. Mr. Grubb holds a bachelor’s degree in finance from Oklahoma State University and a master’s degree in business administration from Our Lady of the Lake University.

Ms. Popp has served in the finance industry since 2001, and joined the Company in July 2012. Prior to joining the Company’s executive team, she served as Vice President, Controller for Residential Credit Solutions, Inc., a residential mortgage servicer, and as a senior manager for KPMG LLP. Ms. Popp holds bachelor’s and master’s degrees in accounting from the University of Missouri, and is a Certified Public Accountant and Chartered Financial Analyst (CFA) charterholder.

2

Also on July 2, 2015, the Company announced the departure of Thomas G. Dundon from his roles as the Chairman of the Board and Chief Executive Officer of the Company, effective as of the close of business on July 2, 2015 (the “Termination Date”). He will continue to serve as a director of the Company. In connection with his departure, and subject to the terms and conditions of the amended and restated employment agreement, executed as of December 31, 2011, by and among the Company, Banco Santander, S.A. and Mr. Dundon (the “Employment Agreement”), including Mr. Dundon’s execution and non-revocation of a release of claims against the Company, Mr. Dundon will receive that compensation to which he is entitled under the Employment Agreement in the case of a termination by the Company without “cause” (as defined in the Employment Agreement). Certain of the payments, agreements to make payments and benefits described below may be effective only upon receipt of certain required regulatory approvals. The Employment Agreement was previously filed with the SEC as Exhibit 10.7 to the Company’s Form S-1, filed on July 3, 2013.

In connection with his departure, on July 2, 2015, Mr. Dundon entered into a Separation Agreement with the Company, DDFS LLC (“DDFS”), Santander Holdings USA, Inc. (“SHUSA”), Santander Consumer USA Inc. (the Company’s wholly owned subsidiary) and Banco Santander, S.A. (“Banco Santander” and such agreement, the “Separation Agreement”), which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

The Separation Agreement provides, among other things, that Mr. Dundon resigns as Chairman of the Board, as Chief Executive Officer of the Company, and as an officer and/or director of any of the Company’s subsidiary companies, in each case effective as of the Termination Date. He will continue to serve as a director of the Company. The Separation Agreement further provides that Mr. Dundon’s resignation will be treated as a termination “other than for Cause” or “without Cause,” as applicable, for purposes of the Employment Agreement and any Company equity awards.

The Separation Agreement confirms that Mr. Dundon will receive, subject to limitations of banking regulators and applicable law, the following payments and benefits, each of which is provided for under the existing terms of the Employment Agreement:

•	a lump sum payment equal to two times the sum of Mr. Dundon’s annual base salary and target annual cash performance bonus;

•	a lump sum payment equal to Mr. Dundon’s current salary, prorated through the Termination Date; and

•	continued welfare benefits (including life, long-term disability and other fringe benefits) for Mr. Dundon and his dependents, on the same basis as provided to actively employed senior executives of the Company, until (i) the third anniversary of the Termination Date, or (ii) with respect to benefits under Company’s health insurance plan, the 18-month anniversary of the Termination Date; and

•	any accrued unpaid base salary, business expense reimbursement, and vacation through the Termination Date.

In addition to the payments and benefits Mr. Dundon is entitled to under his Employment Agreement, the Separation Agreement confirms that, upon his termination of employment Mr. Dundon’s unvested restricted stock awards will vest in full in accordance with their terms, and provides that his outstanding stock options will vest in full (to the extent they are unvested) and that all shares acquired upon the exercise of stock options awarded to Mr. Dundon in December 2011 will become freely transferable and free of any restrictions on sale. Pursuant to the Separation Agreement, Mr. Dundon’s outstanding stock options will remain exercisable until the third anniversary of his resignation, and prior to September 30, 2015, Mr. Dundon will be permitted to exercise such options in whole, but not in part, and settle such options for a cash payment equal to the difference between the closing trading price of a share of Company common stock on the New York Stock Exchange as of the date immediately preceding such exercise and the exercise price of such option. The Company has been informed that Mr. Dundon intends to exercise this cash settlement option as of July 2, 2015. In addition, any service-based vesting requirements that were applicable to Mr. Dundon’s outstanding restricted stock units and deferred cash award in respect of his 2014 annual bonus will be waived on his date of termination, and such awards will vest and be settled in accordance with the underlying award agreements. The above actions are, in each case, subject to limitations of banking regulators and applicable law. Pursuant to the Separation Agreement, Mr. Dundon will serve as a consultant to the Company for twelve months from the date of the Separation Agreement at a mutually agreed rate.

In connection with, and pursuant to, the Separation Agreement, on July 2, 2015, the Company, SHUSA, DDFS LLC, Thomas G. Dundon, and Banco Santander entered into an amendment (the “Second Amendment”) to the Shareholders Agreement, dated as of January 28, 2014, by and among the Company, SHUSA., DDFS, Thomas G. Dundon, Sponsor Auto Finance Holdings Series LP, and, solely for the certain sections set forth therein, Banco Santander (the “Shareholders Agreement”).

The Second Amendment amends, for purposes of calculating the price per share to be paid in the event that a put or call option is exercised with respect to the shares of Company common stock owned by DDFS in accordance with the terms and conditions of the Shareholders Agreement, the definition of the term “Average Stock Price” to mean $26.83. Pursuant to the Separation Agreement, SHUSA was deemed to have delivered as of July 3, 2015 an irrevocable notice to exercise the call option with respect to all the shares of Company common stock owned by DDFS and consummate the transactions contemplated by such call option notice, subject to required bank regulatory approvals and any other approvals required by law being obtained (the “Call Transaction”). In the event that the Call Transaction has not been consummated prior to October 15, 2015 (the “Call End Date”) as a result of a failure to obtain required regulatory approvals, DDFS will be free to transfer any or all shares of Company common stock it owns, subject to the terms and conditions of the Amended and Restated Loan Agreement, dated as of July 16, 2014 between DDFS and Banco Santander (the “Loan Agreement”). In the event the Call Transaction is completed after the Call End Date, interest will accrue on the price paid per share in the Call Transaction at the overnight LIBOR rate on the third business day preceding the consummation of the Call Transaction plus 100 basis points with respect to any shares of Company common stock ultimately sold in the Call Transaction.

The foregoing summary of the terms of the Second Amendment is qualified in its entirety by reference to the Second Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference. The foregoing summary of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, which is filed herewith as Exhibit 10.2, and is incorporated herein by reference and made a part hereof.

Item 7.01	Regulation FD Disclosure.

On July 2, 2015, the Company issued a press release regarding Mr. Kulas’ appointment as Chief Executive Officer of the Company, Mr. Grubb’s appointment as President, Ms. Popp’s appointment as interim Chief Financial Officer and Mr. Dundon’s departure as Chairman and Chief Executive Officer of the Company. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The information in Exhibit 99.1 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities under that section.

Cautionary Note Regarding Forward-Looking Information

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions, or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends,” and similar words or phrases. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, these statements are not guarantees of future performance and involve risks and uncertainties which are subject to change based on various important factors, some of which are beyond the Company’s control. For an additional discussion of these risks, please see Part I, Item 1A entitled “Risk Factors” in the Company’s 2014 Annual Report on Form 10-K.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No	Description of Exhibit

10.1	Second Amendment to Shareholders Agreement, dated July 2, 2015

10.2	Separation Agreement, dated as of July 2, 2015

99.1	Press release dated July 2, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANTANDER CONSUMER USA HOLDINGS INC.

Dated: July 2, 2015
	By:	/s/ Eldridge A. Burns, Jr.
	Name:	Eldridge A. Burns, Jr.
	Title:	Chief Legal Officer